CONSENT


        We hereby consent to the use of our firm name in SFX Broadcasting Inc.'s Registration Statement on Form S-3 and in the Prospectus forming a part of such Registration Statement. In giving this consent, we do not concede that we come within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.




              /s/ Fisher Wayland Cooper Leader & Zaragoza L.L.P.
                  FISHER WAYLAND COOPER LEADER & ZARAGOZA L.L.P.



Dated:  July 17, 1996